NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

ROOT9B TECHNOLOGIES, INC.

COMMON STOCK PURCHASE WARRANT

Warrant No. _______	Issuance Date: March ___, 2015

1. Issuance; Certain Definitions.  In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by ROOT9B TECHNOLOGIES, INC., a Delaware corporation (the “Company”), _________________ or its registered assigns (the “Holder”) is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, March ___, 2018 (the “Expiration Date”), _____________ fully paid and non-assessable shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), at an initial exercise price per share of $1.50 per share, subject to further adjustment as set forth herein (the “Exercise Price”).  The shares of Common Stock issued upon exercise of this Warrant are referred to as “Warrant Shares.”  The period from the date of this Warrant through the Expiration Date is referred to as the “Exercise Period.”

This Warrant is issued pursuant to that certain Securities Purchase Agreement, dated as of even date herewith by and among each of the parties named therein, pursuant to which the Holder, or its assignor, acquired certain Warrants (the “Purchase Agreement”).  Capitalized terms not otherwise used herein shall be as defined in the Purchase Agreement.

2. Exercise of Warrants.

a. This Warrant is exercisable in whole or in part at any time and from time to time in accordance with this Section 2(a).  Exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 8) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant as Exhibit A).  The date such Notice of Exercise is faxed or sent via e-mail to the Company shall be the “Exercise Date,” provided that, if this Warrant has been fully exercised, the Holder of this Warrant tenders this Warrant to the Company within five (5) business days thereafter.  The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate the number of shares then being purchased pursuant to such exercise.  Upon surrender of this Warrant, if relevant, together with appropriate payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates representing the shares of Common Stock so purchased.  The Exercise Price per share of Common Stock for the shares then being exercised shall be payable in cash or by certified or official bank check or wire transfer.  The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this Section 2 on the Exercise Date.

3. Adjustment of Exercise Price and Number of Warrant Shares.

a. Stock Dividends and Splits.   If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its

Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Warrant but shall exclude paid-in-kind dividends or interest), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii), (iii) or (iv) of this paragraph shall become effective immediately after the effective date of such subdivision, combination or reclassification.

b. Reorganization, Reclassification, Consolidation, Merger or Sale.  If any recapitalization, reclassification or reorganization of the share capital of the Company, or the sale of all or substantially all of its shares and/or assets or other transaction (including, without limitation, a sale of substantially all of its assets followed by a liquidation) shall be effected in such a way that holders of Common Stock shall be entitled to receive shares, securities or other assets or property (a “Change”), then, as a condition of such Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares, securities or other assets or property as may be issued or payable with respect to or in exchange for the number of outstanding shares of Common Stock which such Holder would have been entitled to receive had such Holder exercised this Warrant immediately prior to the consummation of such Change. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to give effect to the adjustments provided for in this Section 3, including, without limitation, adjustments to the Exercise Price and to the number of securities or property issuable upon exercise of the new Warrant.  The provisions of this Section 3(b) shall similarly apply to successive Changes.

4. Covenants of the Company.

a. Covenants as to Warrant Shares.  The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof.  The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant.  If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

b. No Impairment. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

c. Notice to Holder.

i. Notices of Record Date.   In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least twenty (20) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

ii. Adjustment to Exercise Price.  Whenever the Exercise Price is adjusted pursuant to Section 3, the Company shall promptly mail to each Holder a notice setting forth the Exercise Price after such adjustment and provide a brief statement of the facts requiring such adjustment.

iii. Notice to Allow Exercise by Holder.   If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address at least twenty (20) days prior to the applicable record or effective date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (ii) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange.  For the avoidance of doubt, the Holder is entitled to exercise this Warrant during the twenty (20) day period commencing the date of such notice.

5. Mutilation or Loss of Warrant.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

6. Rights of the Holder.  The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant.

7. Transfer to Comply with the Securities Act.   This Warrant has not been registered under the Act and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act.  Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section 7.

8. Notices.   Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or e-mail or sent by certified, registered or express mail, postage pre-paid.  Any such notice shall only be duly given and effective upon receipt (or refusal of receipt).  Any party may by notice given in accordance with this Section 8 to the other parties designate another address or person for receipt of notices hereunder.

9. Supplements and Amendments; Whole Agreement.  This Warrant may be amended or supplemented only by an instrument in writing signed by the Company and the Holder.  This Warrant contains the full understanding of the Company and the Holder with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

10. Governing Law.  This Warrant shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles of conflict of laws of such state which would result in the application of the laws of any other jurisdiction.  Each of the Company and the Holder consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

11. Descriptive Headings.  The headings of this Warrant are for convenience of reference only and shall not form part of, or affect or alter the meaning or interpretation of any provisions hereof.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the Issuance Date set out above.
ROOT9B TECHNOLOGIES, INC.

By:	_________________________________
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

ROOT9B TECHNOLOGIES, INC.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of root9B Technologies, Inc., a Delaware corporation (the “Company”), evidenced by Warrant to Purchase Common Stock No. _______ (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.           Amount of Warrant Shares.  The Holder intends that payment of the Exercise Price shall be made as a “Cash Exercise” with respect to _________________ Warrant Shares.

2.           Payment of Exercise Price. The Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.           Delivery of Warrant Shares.  The Company shall deliver to Holder, or its designee or agent as specified below, __________ Warrant Shares in accordance with the terms of the Warrant.  Delivery shall be made to Holder, or for its benefit, to the following address:

_______________________
_______________________
_______________________
_______________________

Date:
[Registered Holder]

By:
Name:
Title: